UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 04/22/2014

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-12372

Delaware	22-3268660
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition

On April 22, 2014, we issued a press release announcing our financial results for the first quarter ended March 31, 2014. A copy of our press release is furnished as Exhibit 99.1 hereto.

Item 5.02(d) — Election of Directors

(d) Election of Director

On April 22, 2014, the Board of Directors of Cytec Industries Inc. elected David Hess as an additional member of the Board. Mr. Hess has also been elected to the Compensation and Management Development and Safety, Health and Environment and Technology Committees of the Board. Mr. Hess will serve in the class of directors for which the term in office expires at the Company’s Annual Meeting of Stockholders in April, 2015.

As a non-employee director, Mr. Hess is entitled to receive the same regular cash and equity compensation paid by the Company to each of its non-employee directors as described in “Director Compensation” of the Company’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission filed on March 11, 2014, which description is incorporated herein by reference.

There are no arrangements or understandings between Mr. Hess and any other person pursuant to which Mr. Hess was selected as a director, and there are no transactions between Mr. Hess and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the Press Release issued on April 22, 2014 announcing Mr. Hess’ appointment is furnished as Exhibit 99.2.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release (Earnings), dated April 22, 2014

99.2	Press Release (Director), dated April 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYTEC INDUSTRIES INC.

April 22, 2014	By:	/s/ David M. Drillock
David M. Drillock
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

EX-99.1	Press Release (Earnings), dated April 22, 2014

EX-99.2	Press Release (Director), dated April 22, 2014